PROSPECTUS SUPPLEMENT                           Filed pursuant to Rule 424(b)(3)
(TO PROSPECTUS DATED APRIL 27, 2000)            Registration No. 333-31344


                        MILLENNIUM PHARMACEUTICALS, INC.

       $400,000,000 Principal Amount 5.50% Convertible Subordinated Notes
                              Due January 15, 2007

     4,753,920 Shares of Common Stock issuable upon conversion of the Notes

      211,554 Shares of Common Stock issuable upon exercise of outstanding warrants to purchase common stock

                           --------------------------

     This prospectus supplement relates to resales by selling holders of:

     -    our 5.50% Convertible Subordinated Notes due January 15, 2007;

     -    our common stock into which the notes are convertible; and

     - our common stock issuable upon exercise of warrants to purchase our common stock held by GATX Capital Corporation and MM Ventures

     This prospectus supplement should be read in conjunction with the prospectus dated April 27, 2000, which is to be delivered with this prospectus supplement.

     SEE "RISK FACTORS" BEGINNING ON PAGE 6 OF THE PROSPECTUS TO READ ABOUT FACTORS YOU SHOULD CONSIDER BEFORE BUYING THE NOTES OR OUR COMMON STOCK.

                             ---------------------

     Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

                             ---------------------

     The information in the table appearing in the prospectus under the heading "Selling Holders" is superseded in part by the information appearing in the following table:


                                                                           Number of
                                                             Percentage    Shares of
                                                               of the       Common     Number of      Number of       Percentage
                        Notes                     Notes        Notes        Stock      Shares of      Shares of      of Shares of
                     Beneficially             Beneficially  Beneficially  Beneficially  Common       Common Stock    Common Stock
                        Owned       Notes         Owned         Owned        Owned      Stock        Beneficially    Beneficially
                       Prior to     Offered       After       After the     Prior to    Offered      Owned After     Owned After
   Selling             Offering     Hereby     Offering(1)    Offering      Offering    Hereby       Offering(1)     Offering(1)
Securityholder       (in $1,000)  (in $1,000)  (in $1,000)
Amoco Corp.               656         656            0            0         7,796       7,796              0              0
Master Trust

Arkansas                2,132       2,132            0            0        25,338      25,338              0              0
Teachers
Retirement
System

Associated                450         450            0            0         5,348       5,348              0              0
Electric & Gas
Insurance
Services Limited

Baptist Health            103         103            0            0         1,224       1,224              0              0
of South Florida

Boston Museum              83          83            0            0           986         986              0              0
of Fine Arts

Champion                  393         393            0            0         4,670       4,670              0              0
International
Corp.

City University            87          87            0            0         1,033       1,033              0              0
of New  York

David Lipscomb            105         105            0            0         1,247       1,247              0              0
University
General
Endowment

EQAT Alliance           2,955       2,955            0            0        35,119      35,119              0              0
Growth & Income

Equitable Life          1,925       1,925            0            0        22,878      22,878              0              0
Assurance
Separate
Account -
Convertible

EQAT Alliance           1,605       1,605            0            0        19,075      19,075              0              0
Growth Investors

Engineers Joint           289         289            0            0         3,434       3,434              0              0
Pension Fund

Goldman Sachs          14,000      14,000            0            0       166,387     166,387              0              0
and Company

Grady Hospital            136         136            0            0         1,616       1,616

HBK Master Fund         2,500       2,500            0            0        29,712      29,712              0              0
L.P.


                                                                           Number of
                                                             Percentage    Shares of
                                                               of the       Common     Number of      Number of       Percentage
                        Notes                     Notes        Notes        Stock      Shares of      Shares of      of Shares of
                     Beneficially             Beneficially  Beneficially  Beneficially  Common       Common Stock    Common Stock
                        Owned       Notes         Owned         Owned        Owned      Stock        Beneficially    Beneficially
                       Prior to     Offered       After       After the     Prior to    Offered      Owned After     Owned After
   Selling             Offering     Hereby     Offering(1)    Offering      Offering    Hereby       Offering(1)     Offering(1)
Securityholder       (in $1,000)  (in $1,000)  (in $1,000)
Jeffries & Co.            656         656            0            0         7,796       7,796              0              0
Inc.

KBC Financial           2,000       2,000            0            0        23,769      23,769              0              0
Products

Local                      56          56            0            0           665         665              0              0
Initiatives
Support
Corporation

Lord Abbett             7,600       7,600            0            0        90,324      90,324              0              0
Bond Debenture
Fund

Maryland State          3,397       3,397            0            0        40,372      40,372              0              0
Retirement
System

New Orleans               139         139            0            0         1,651       1,651              0              0
Firefighters

Nicholas-Applegate        738         738            0            0         8,770       8,770              0              0
Convertible Fund

Occidental                240         240            0            0         2,852       2,852              0              0
Petroleum

Physicians Life           226         226            0            0         2,685       2,685              0              0

Pilgrim                 2,765       2,765            0            0        32,861      32,861              0              0
Convertible Fund

Sagamore Hill           6,250       6,250            0            0        74,280      74,280              0              0
Hub Fund Ltd.

Robertson               8,000       8,000            0            0        95,078      95,078              0              0
Stephens

San Diego City            580         580            0            0         6,893       6,893              0              0
Retirement

San Diego               1,408       1,408            0            0        16,733      16,733              0              0
County
Convertible

Shell Pension             376         376            0            0         4,468       4,468              0              0
Trust


                                                                           Number of
                                                             Percentage    Shares of
                                                               of the       Common     Number of      Number of       Percentage
                        Notes                     Notes        Notes        Stock      Shares of      Shares of      of Shares of
                     Beneficially             Beneficially  Beneficially  Beneficially  Common       Common Stock    Common Stock
                        Owned       Notes         Owned         Owned        Owned      Stock        Beneficially    Beneficially
                       Prior to     Offered       After       After the     Prior to    Offered      Owned After     Owned After
   Selling             Offering     Hereby     Offering(1)    Offering      Offering    Hereby       Offering(1)     Offering(1)
Securityholder       (in $1,000)  (in $1,000)  (in $1,000)
The Frist                 285         285            0            0         3,387       3,387              0              0
Foundation

Tribeca                29,000      24,000            0            0       344,659     285,235              0              0
Investments LLC

Wake Forest               692         692            0            0         8,224       8,224              0              0
University

Writers                   179         179            0            0         2,127       2,127              0              0
Guild-Industry
Health Fund


         (1) We do not know if, when or in what amounts a selling securityholder may offer securities for sale and we do not know that the selling securityholders will sell any or all of the securities offered hereby. Because the selling securityholders may offer all or some of the securities pursuant to this prospectus, and because there are currently no other agreements, arrangements or understandings with respect to the sale of any of the securities that will be held by the selling securityholders, no estimate can be given as to the amount of the securities that will be held by the selling securityholders after completion of the offering made by this prospectus. However, for purposes of this table, we have assumed that, after completion of the offering, no securities will be held by the selling securityholders.



             The date of this prospectus supplement is June 2, 2000.




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